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                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated January 24, 1997, in the Registration Statement (Form S-1 No. 33-00000) and the related Prospectus of RF Micro Devices, Inc. for the registration of _________ shares of its common stock.


                                         ERNST & YOUNG LLP




Raleigh, North Carolina
February 28, 1997